2Q23 Shareholder Letter

To Our AppLovin Shareholders: We had a strong second quarter, exceeding the high end of our revenue, Adjusted EBITDA and margin guidance. Outperformance was driven primarily by the successful roll-out of our latest AI- based advertising engine, AXON 2.0 which powers our AppDiscovery platform. The Software Platform business achieved record revenue, increasing a solid 14% from last quarter to $406 million, and record Adjusted EBITDA, increasing 25% from last quarter to $273 million, yielding a 67% Adjusted EBITDA margin and generating over 80% of total Adjusted EBITDA. Additionally, our Apps business continued to deliver stable Adjusted EBITDA during the quarter of $61 million with a healthy 18% Adjusted EBITDA margin. Total revenue for the second quarter was $750 million, our net income was $80 million at a net margin of 11%, and Adjusted EBITDA expanded to $334 million equal to a 44% Adjusted EBITDA margin. During the quarter, we generated $230 million of net cash from operating activities and $221 million of Free Cash Flow. At the end of the second quarter, we had $876 million of cash and cash equivalents and access to a $610 million revolving credit facility. Year-to-date through August 8th, we have repurchased $601 million of our Class A common stock and have $107 million of authorization remaining under our repurchase program. Looking ahead to the third quarter of 2023, we anticipate continuing growth led by our Software Platform. Our 3Q2023 outlook is as follows: Financial Guidance Summary1 3Q23 Total Revenue $780 to $800 million Adjusted EBITDA $340 to $360 million Adjusted EBITDA Margin 44% - 45% AppLovin Corporation / 2Q23 Shareholder Letter 2 1 We have not provided the forward-looking GAAP equivalents for forward-looking non-GAAP metrics, specifically Adjusted EBITDA and Adjusted EBITDA margin, or a GAAP reconciliation as a result of the uncertainty regarding, and the potential variability of, reconciling items such as stock-based compensation expense. Accordingly, a reconciliation of these non-GAAP guidance metrics to their corresponding GAAP equivalents is not available without unreasonable effort. However, it is important to note that material changes to reconciling items could have a significant effect on future GAAP results. We have provided historical reconciliations of GAAP to non-GAAP metrics in tables at the end of this letter.

2Q23
Financial Overview

ALL COMPARISONS ARE TO 2Q22 UNLESS OTHERWISE NOTED.

Revenue was $750 million, a decrease of 3%. Software Platform revenue increased to 54% of total revenue compared to 41%.

Net Income was $80 million, a net margin of 11% compared to net loss of $22 million and a net margin of (3)%.

Adjusted EBITDA[1] increased 24% to $334 million and Adjusted EBITDA margin increased to 44% from 35%.

Software Platform revenue grew 28% to $406 million. Segment Adjusted EBITDA increased 39% to $273 million, a 67% margin.

Apps revenue declined 25% to $344 million. Segment Adjusted EBITDA declined 17% to $61 million, an 18% margin.

Cash Flow: We generated $230 million of net cash from operating activities and $221 million of Free Cash Flow[1].


Revenue
($ millions)
$776
$713
$702
$715
$750
2Q22
3Q22
4Q22
1Q23
2Q23


Software Platform Revenue
($ millions)
$318
$307
$306
$355
$406
2Q22
3Q22
4Q22
1Q23
2Q23
Software Platform Adjusted EBITDA
$197
$190
$186
$219
$273
62%
62%
61%
62%
67%
2Q22
3Q22
4Q22
1Q23
2Q23


Net Income (Loss), Adjusted EBITDA
($ millions)
Net Income (Loss)
Adjusted EBITDA
$270
$258
$260
$274
$334
$(22)
$24
$(80)
$(5)
$80
2Q22
3Q22
4Q22
1Q23
2Q23
As % Revenue
35%
36%
37%
38%
44%
-3%
3%
-11%
-1%
11%
2Q22
3Q22
4Q22
1Q23
2Q23


Apps Revenue
($ millions)
In-App Advertising
In-App Purchases
$459
$303
$155
2Q22
$344
$234
$110
2Q23

Note: Totals may not sum due to rounding
[1] Adjusted EBITDA, Adjusted EBITDA margin, and Free Cash Flow are non-GAAP measures. Please see "Non-GAAP Financial Measures" and the reconciliation from GAAP to non-GAAP measures in the Appendix.

Software Platform Update

Given the success of our AI-related investments, our Software Platform revenue has grown 2.8x over the past two years (2Q21 to 2Q23), and thanks to the continued efficiency of this business, our Software Platform Adjusted EBITDA expanded 3.0x over the same period. This quarter, we achieved 67% Software Platform Adjusted EBITDA margin, and as our revenue continues to grow, we expect further margin improvement.

In the second quarter, we once again achieved record quarterly Software Platform revenue at $406 million, growing 28% year-over-year and 14% from the first quarter. This increase was driven by the rollout of our AI advancements to AXON (read about it HERE), which drove higher installs and revenue per install from the first quarter, paired with improved returns for advertisers. Software Platform Adjusted EBITDA grew 39% year-over-year to $273 million at an Adjusted EBITDA margin of 67%. As we look forward, we are very excited about the increased efficiency and better return on ad spend our advertisers are seeing, and we believe this will lead to more opportunities and growth for our partners.


Software Platform Revenue
($ millions)
$318
$307
$306
$355
$406
2Q22
3Q22
4Q22
1Q23
2Q23


Software Platform Adjusted EBITDA
($ millions, as % revenue)
$197
62%
$190
62%
$186
61%
$219
62%
$273
67%
2Q22
3Q22
4Q22
1Q23
2Q23

AppLovin Corporation / 2Q23 Shareholder Letter

4

Apps Update

In the second quarter, we remained focused on the long-term financial return for our Apps segment, continuing to balance investment in the studio teams and marketing efforts with overall cash flow. Segment revenue declined 25% year-over-year to $344 million due primarily to a decline in In-App Purchase (IAP) revenue. Second quarter Apps Adjusted EBITDA was $61 million with Adjusted EBITDA margin improving to 18% due to a reduction in user acquisition spend and operating costs, and the sale of underperforming non-strategic assets as part of the optimization of the Apps segment, generating the fifth consecutive quarter of over 15% Adjusted EBITDA margin.


Apps Revenue
($ millions)
$459
$407
$396
$361
$344
2Q22
3Q22
4Q22
1Q23
2Q23


Apps Adjusted EBITDA
($ millions, as % revenue)
$73
16%
$67
17%
$74
19%
$55
15%
$61
18%
2Q22
3Q22
4Q22
1Q23
2Q23

AppLovin Corporation / 2Q23 Shareholder Letter 5

Conclusion We are pleased with our team's outstanding performance this quarter, leading to our strong market position and financial performance. Our steady focus on execution, investment in our team, and the ongoing enhancement of our core technologies are driving consistent growth and opening new opportunities for expansion. As we look to the future, our strategy continues to center on improving our core technology, and expanding our Connected-TV (Wurl) and OEM & Carrier (Array) initiatives. These steps are essential to our plan for delivering long-term shareholder value. We believe in the potential of our team, our technology, and our products, and we're confident in our financial strength. We appreciate your trust and support, and we look forward to our journey of growth and innovation with you. Regards, Adam Foroughi, CEO Herald Chen, President & CFO AppLovin Corporation / 2Q23 Shareholder Letter 6

Appendix This shareholder letter contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “going to,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, priorities, plans, or intentions. Forward-looking statements in this letter to shareholders include, but are not limited to, statements regarding our future financial performance, including our expected financial results and guidance, and growth prospects; our expectations regarding the prospects and financial performance of each of our segments, including the impact of our advancements to AXON on advertiser spending; and our expectations regarding our future strategy and expansion in Connected-TV and OEM & Carrier. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties, including changes in our plans or assumptions, which could cause actual results to differ materially from those projected. These risks include our inability to forecast our business due to our limited operating history, the macroeconomic environment, fluctuations in our results of operations, our ability to execute on our operational and financial priorities, our ability to scale our Software Platform to support new users, the competitive mobile app ecosystem, our inability to adapt to emerging technologies and business models, and risks relating to our ongoing review of our Apps portfolio. The forward-looking statements contained in this letter are also subject to other risks and uncertainties, including those more fully described in our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2023. The forward-looking statements in this letter are based on information available to us as of the date hereof, and we disclaim any obligation to update any forward-looking statements, except as required by law. AppLovin Corporation / 2Q23 Shareholder Letter 7

Non-GAAP Financial Metrics To supplement our financial information presented in accordance with generally accepted accounting principles in the United States (“GAAP”), this shareholder letter includes certain financial measures that are not prepared in accordance with GAAP, including Adjusted EBITDA, Adjusted EBITDA margin, and Free Cash Flow. A reconciliation of each such non-GAAP financial measure to the most directly comparable GAAP measure can be found below. We define Adjusted EBITDA for a particular period as net income (loss) before interest expense and loss on settlement of debt, interest income and other, net (excluding certain recurring items), provision for (benefit from) income taxes, amortization, depreciation and write-offs and as further adjusted for non- operating foreign exchange (gains) losses, stock-based compensation expense, acquisition-related expense and transaction bonuses, publisher bonuses, MoPub acquisition transition services, restructuring costs, impairment and loss in connection with sale of long-lived assets, loss (gain) on extinguishments of acquisition-related contingent consideration, lease modification and abandonment of leasehold improvements, and change in the fair value of contingent consideration. We define Adjusted EBITDA margin as Adjusted EBITDA divided by revenue for the same period. We believe that the presentation of these non-GAAP financial measures provides useful information to investors regarding our results of operations and operating performance, as they are similar to measures reported by our public competitors and are regularly used by securities analysts, institutional investors, and other interested parties in analyzing operating performance and prospects. We define Free Cash Flow as net cash provided by operating activities less purchases of property and equipment and principal payments on finance leases. We subtract both purchases of property and equipment and payment of finance leases in our calculation of Free Cash Flow because we believe these items represent our ongoing requirements for property and equipment to support our business, regardless of whether we utilize a finance lease to obtain such property or equipment. Adjusted EBITDA and Adjusted EBITDA margin are key measures we use to assess our financial performance and are also used for internal planning and forecasting purposes. We believe Adjusted EBITDA and Adjusted EBITDA margin are helpful to investors, analysts, and other interested parties because they can assist in providing a more consistent and comparable overview of our operations across our historical financial periods. In addition, these measures are frequently used by analysts, investors, and other interested parties to evaluate and assess performance. We use Adjusted EBITDA and Adjusted EBITDA margin in conjunction with GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies, and to communicate with our board of directors concerning our financial performance. We use Free Cash Flow in addition to GAAP measures to help manage our business and prepare budgets and annual planning, and we believe Free Cash Flow provides useful supplemental information to help investors understand underlying trends in our business and our liquidity. These measures have certain limitations in that they do not include the impact of certain expenses that are reflected in our consolidated statement of operations that are necessary to run our business. Our definitions may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Thus, our non-GAAP financial measures should be considered in addition to, not as substitutes for, or in isolation from, measures prepared in accordance with GAAP. AppLovin Corporation / 2Q23 Shareholder Letter 8

Key Metrics

We review the following key metrics on a regular basis to evaluate the health of our business, identify trends affecting our performance, prepare financial projections, and make strategic decisions.

Quarterly Key Metrics

Monthly Active Payers (MAPs). We define a MAP as a unique mobile device active on one of our apps in a month that completed at least one In-App Purchases (IAP) during that time period. A consumer who makes IAPs within two separate apps on the same mobile device in a monthly period will be counted as two MAPs. MAPs for a particular time period longer than one month are the average MAPs for each month during that period. We estimate the number of MAPs by aggregating certain data from third-party attribution partners. Some of our apps do not utilize such third-party attribution partners, and therefore, our MAPs figure for any period does not capture every user that completed an IAP on our apps. We estimate that our counted MAPs generated approximately 99% of our IAP revenue during the three months ending June 30, 2023, and as such, management believes that MAPs are still a useful metric to measure the engagement and monetization potential of our games.

Average Revenue Per Monthly Active Payer (ARPMAP). We define ARPMAP as (i) the total IAP Revenue derived from our Apps in a monthly period, divided by (ii) MAPs in that same period. ARPMAP for a particular time period longer than one month is the average ARPMAP for each month during that period. ARPMAP shows how efficiently we are monetizing each MAP.

	2Q 2023	2Q 2022
Monthly Active Payers (millions)	1.7	2.3
Average Revenue per Monthly Active Payer (ARPMAP)	$46	$43

Our key metrics are not based on any standardized industry methodology and are not necessarily calculated in the same manner or comparable to similarly titled measures presented by other companies. Similarly, our key metrics may differ from estimates published by third parties or from similarly titled metrics of our competitors due to differences in methodology. The numbers that we use to calculate MAPs and ARPMAP are based on internal data. While these numbers are based on what we believe to be reasonable judgments and estimates for the applicable period of measurement, there are inherent challenges in measuring usage and engagement. We regularly review and may adjust our processes for calculating our internal metrics to improve their accuracy.

AppLovin Corporation / 2Q23 Shareholder Letter 9

AppLovin Corporation

Condensed Consolidated Balance Sheets

(in thousands, except for share and per share data)
(unaudited)

	June 30, 2023	December 31, 2022
Assets		
Current assets:		
Cash and cash equivalents	$ 876,227	$ 1,080,484
Accounts receivable, net	669,785	702,814
Prepaid expenses and other current assets	150,256	155,785
Total current assets	1,696,268	1,939,083
Property and equipment, net	115,391	78,543
Operating lease right-of-use assets	57,390	60,379
Goodwill	1,830,710	1,823,755
Intangible assets, net	1,493,996	1,677,660
Other assets	288,365	268,426
Total assets	$ 5,482,120	$ 5,847,846
Liabilities and stockholders' equity		
Current liabilities:		
Accounts payable	$ 260,847	$ 273,196
Accrued liabilities	159,157	147,801
Licensed asset obligation	13,819	15,254
Short-term debt	33,310	33,310
Deferred revenue	74,307	64,018
Operating lease liabilities	14,104	14,334
Deferred acquisition costs, current	36,396	31,045
Total current liabilities	591,940	578,958
Long-term debt	3,166,759	3,178,412
Operating lease liabilities, non-current	51,292	54,153
Licensed asset obligation, non-current	11,637	26,970
Other non-current liabilities	143,092	106,676
Total liabilities	3,964,720	3,945,169
Stockholders' equity:		
Preferred stock, $0.00003 par value—100,000,000 shares authorized, no shares issued and outstanding as of June 30, 2023 and December 31, 2022	—	—
Class A and Class B Common Stock, $0.00003 par value—1,700,000,000 (Class A 1,500,000,000 and Class B 200,000,000) shares authorized, 348,496,613 (Class A 277,333,991 and Class B 71,162,622) and 373,873,683 (Class A 302,711,061 and Class B 71,162,622) shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	11	11
Additional paid-in capital	2,687,780	3,155,748
Accumulated other comprehensive loss	(76,530)	(83,382)
Accumulated deficit	(1,093,861)	(1,169,700)
Total stockholders' equity	1,517,400	1,902,677
Total liabilities and stockholders' equity	$ 5,482,120	$ 5,847,846

AppLovin Corporation / 2Q23 Shareholder Letter

10

AppLovin Corporation

Condensed Consolidated Statements of Operations

(in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,	
	2023	2022	2023	2022
Revenue	$ 750,165	$ 776,231	$ 1,465,570	$ 1,401,652
Costs and expenses:				
Cost of revenue	258,575	303,929	520,535	585,709
Sales and marketing	192,427	232,096	395,403	522,229
Research and development	137,424	141,108	282,275	267,358
General and administrative	30,411	45,743	74,982	100,988
Total costs and expenses	618,837	722,876	1,273,195	1,476,284
Income (loss) from operations	131,328	53,355	192,375	(74,632)
Other income (expense):				
Interest expense	(50,987)	(36,505)	(125,498)	(68,514)
Interest income and other, net	15,461	518	25,572	2,532
Total other expense, net	(35,526)	(35,987)	(99,926)	(65,982)
Income (loss) before income taxes	95,802	17,368	92,449	(140,614)
Provision for (benefit from) income taxes	15,445	39,167	16,610	(3,517)
Net income (loss)	80,357	(21,799)	75,839	(137,097)
Less: Net loss attributable to noncontrolling interest	—	(51)	—	(92)
Net income (loss) attributable to AppLovin	$ 80,357	$ (21,748)	$ 75,839	$ (137,005)
Less: Net income attributable to participating securities	(318)	—	(299)	—
Net income (loss) attributable to AppLovin common stockholders:				
Basic	$ 80,039	$ (21,748)	$ 75,540	$ (137,005)
Diluted	$ 80,047	$ (21,748)	$ 75,547	$ (137,005)
Net income (loss) per share attributable to AppLovin common stockholders:				
Basic	$ 0.22	$ (0.06)	$ 0.21	$ (0.37)
Diluted	$ 0.22	$ (0.06)	$ 0.20	$ (0.37)
Weighted average common shares used to compute net income (loss) per share attributable to AppLovin common stockholders:				
Basic	356,957,059	373,912,724	365,013,736	372,932,509
Diluted	366,340,275	373,912,724	373,022,200	372,932,509

AppLovin Corporation / 2Q23 Shareholder Letter

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AppLovin Corporation Condensed Consolidated Statements of Cash Flows (in thousands) (unaudited) Six Months Ended June 30, 2023 2022 Operating Activities Net income (loss) $ 75,839 $ (137,097) Adjustments to reconcile net income (loss) to operating activities: Amortization, depreciation and write-offs 248,100 281,677 Amortization of debt issuance costs and discount 6,583 6,820 Stock-based compensation 164,219 101,796 Change in operating right-of-use asset 6,893 10,558 Other (1,017) 478 Changes in operating assets and liabilities, net of effect of acquisitions: Accounts receivable 33,271 (163,416) Prepaid expenses and other current assets (2,111) (28,993) Other assets (3,017) 3,033 Accounts payable (12,265) 13,773 Operating lease liabilities (7,104) (12,046) Accrued and other liabilities (1,033) 7,795 Deferred revenue 10,098 (9,286) Net cash provided by operating activities 518,456 75,092 Investing Activities Acquisitions, net of cash acquired (38,356) (1,294,352) Purchase of non-marketable equity securities (16,834) (56,546) Capitalized software development costs (4,433) (2,608) Purchase of property and equipment (3,819) (400) Proceeds from sale of assets 8,250 2,162 Net cash used in investing activities (55,192) (1,351,744) Financing Activities Repurchases of stock (572,101) (244,015) Payment of withholding taxes related to net share settlement (56,603) — Principal repayments of debt (16,656) (9,155) Payments of licensed asset obligation (15,254) (17,374) Principal payments on finance leases (10,915) (12,326) Payment of debt issuance cost (3,961) — Payments of deferred acquisition costs (1,229) (71,712) Proceeds from exercise of stock options 6,535 15,873 Proceeds from the issuance of common stock under the Employee Stock Purchase Plan 2,071 3,663 Net cash used in financing activities (668,113) (335,046) Effect of foreign exchange rate on cash and cash equivalents 592 (7,246) Net (decrease) in cash and cash equivalents (204,257) (1,618,944) Cash, cash equivalents and restricted cash equivalents at beginning of the period 1,080,484 2,570,504 Cash and cash equivalents at end of the period $ 876,227 $ 951,560 AppLovin Corporation / 2Q23 Shareholder Letter 12

AppLovin Corporation

Reconciliation of Net Cash Provided By (Used In) Operating Activities to Free Cash Flow

(in thousands)

The following table provides a reconciliation of net cash provided by operating activities to free cash flow for the past eight quarters:

	Three Months Ended							
	3Q21	4Q21	1Q22	2Q22	3Q22	4Q22	1Q23	2Q23
Net cash provided by (used in) operating activities	124,560	85,015	(31,719)	106,811	174,482	163,199	288,662	229,794
Less:								
Purchase of property and equipment	(309)	(428)	(285)	(115)	(221)	(41)	(70)	(3,749)
Principal payments on finance leases	(5,069)	(5,581)	(6,176)	(6,150)	(5,773)	(5,984)	(5,447)	(5,468)
Free Cash Flow	$ 119,182	$ 79,006	$ (38,180)	$ 100,546	$ 168,488	$ 157,174	$ 283,145	$ 220,577
Net cash provided by (used in) investing activities	$ (183,070)	$ (8,678)	$(1,059,743)	$ (292,001)	$ (42,010)	$ 22,286	$ (12,975)	$ (42,217)
Net cash provided by (used in) financing activities	$ (75,159)	$1,446,939	$ (65,424)	$ (269,622)	$(136,391)	$ (55,411)	$ (111,415)	$ (556,698)

AppLovin Corporation / 2Q23 Shareholder Letter

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AppLovin Corporation

Reconciliation of Net Income (Loss) to Adjusted EBITDA

(in thousands)

The following table provides our Adjusted EBITDA and Adjusted EBITDA margin and a reconciliation of Net Income (Loss) to Adjusted EBITDA for the periods presented:

	Three months ended				
	2Q22	**3Q22**	**4Q22**	**1Q23**	**2Q23**
Revenue	$776,231	$713,099	$702,307	$715,405	$750,165
Net income (loss)	$(21,799)	$23,662	$(79,512)	$ (4,518)	$80,357
Net Margin	*(3)%*	*3%*	*(11)%*	*(1)%*	*11%*
Interest expense	36,505	48,627	54,722	74,511	50,987
Interest income and other, net	(2,452)	(3,604)	(10,174)	(9,771)	(15,817)
Provision for (benefit from) income taxes	39,167	(22,053)	13,340	1,165	15,445
Amortization, depreciation and write-offs	152,688	136,094	129,313	128,208	119,892
Impairment and loss in connection with sale of long-lived assets	—	27,736	100,156	—	—
Non-operating foreign exchange loss (gain)	(819)	(406)	1,519	(672)	126
Stock-based compensation	57,156	42,147	47,669	82,966	81,253
Acquisition-related expense and transaction bonus	1,921	4,317	227	517	247
Restructuring costs	7,377	1,117	2,340	1,292	1,024
Total adjustments	291,543	233,975	339,112	278,216	253,157
Adjusted EBITDA	$269,744	$257,637	$259,600	$273,698	$333,514
Adjusted EBITDA Margin	*35 %*	*36 %*	*37 %*	*38 %*	*44 %*

AppLovin Corporation / 2Q23 Shareholder Letter

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AppLovin Corporation

Segment Information

(in thousands)

The following table provides selected financial data for our reportable segments for the periods indicated:

	2Q22	3Q22	4Q22	1Q23	2Q23
Revenue:					
Software Platform	$ 317,540	$ 306,592	$ 306,195	$ 354,758	$ 406,063
Apps	458,691	406,507	396,112	360,647	344,102
Total Revenue	$ 776,231	$ 713,099	$ 702,307	$ 715,405	$ 750,165
Segment Adjusted EBITDA:					
Software Platform	$ 196,744	$ 190,256	$ 185,860	$ 218,694	$ 272,886
Apps	73,000	67,381	73,740	55,004	60,628
Total Segment Adjusted EBITDA	$ 269,744	$ 257,637	$ 259,600	$ 273,698	$ 333,514
Interest expense	(36,505)	(48,627)	(54,722)	(74,511)	(50,987)
Interest income and other, net	2,452	3,604	10,174	9,771	15,817
Amortization, depreciation and write-offs	(152,688)	(136,094)	(129,313)	(128,208)	(119,892)
Impairment and loss in connection with sale of long-lived assets	—	(27,736)	(100,156)	—	—
Non-operating foreign exchange gain (loss)	819	406	(1,519)	672	(126)
Stock-based compensation	(57,156)	(42,147)	(47,669)	(82,966)	(81,253)
Acquisition-related expense and transaction bonus	(1,921)	(4,317)	(227)	(517)	(247)
Restructuring costs	(7,377)	(1,117)	(2,340)	(1,292)	(1,024)
Income (loss) before provision for tax	$ 17,368	$ 1,609	$ (66,172)	$ (3,353)	$ 95,802
Segment Adjusted EBITDA Margin:					
Software Platform	62 %	62 %	61 %	62 %	67 %
Apps	16 %	17 %	19 %	15 %	18 %

AppLovin Corporation / 2Q23 Shareholder Letter

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